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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 13, 2000
                                                 ------------------------------
                              i2 Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  000-28030                    75-2294945
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

One i2 Place, 11701 Luna Road, Dallas, Texas                        75234
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (464) 357-1000
                                                  -----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On March 12, 2000, i2 Technologies, Inc. ("i2"), Hoya Merger Corp., a wholly owned subsidiary of i2, and Aspect Development Inc. ("Aspect") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). As a result of the merger (the "Merger"), each outstanding share of Aspect common stock will be converted into the right to acquire .55 shares of i2 common stock, taking into account Aspect's 2-for-1 stock split that became effective March 13, 2000.

     A copy of i2's and Aspect's joint press release is incorporated herein by reference to i2's Rule 425 filing on March 13, 2000.

     The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Aspect and i2.

     The foregoing description of the Merger Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement.

     All stockholders should read the joint proxy statement/prospectus concerning the merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about i2 and Aspect, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

i2 and certain other persons named below may be deemed to be participants in the solicitation of proxies of i2 stockholders to approve the merger. The participants in this solicitaiton may include the directors of i2 (Sanjiv Sidhu, Harvey Cash, Tom Meredith and Sandeep Tungare) and the officers of i2 (Sanjiv.
S. Sidhu, Chairman of the Board and Chief Executive Officer, Gregory A. Brady, President, William M. Beecher, Executive Vice President and Chief Financial Officer, Hiten D. Varia, Executive Vice President - Worldwide Development, Reagan L. Lancaster, Executive Vice President - Worldwide Sales, and Pollab Chatterjee, Chief Operating Officer). The aforementioned directors and officers of i2, as a group, may be deemed to beneficially own approximately 40% of i2's outstanding common stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            i2 TECHNOLOGIES, INC.



Dated:  March 13, 2000                    By: /S/ WILLIAM M. BEECHER
                                             ----------------------------------
                                             William M. Beecher,
                                             Executive Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number         Description of Document
------         -----------------------
99.1      Joint press release with Aspect Development Inc. dated March 13, 2000 announcing i2's acquisition of Aspect (incorporated by reference to
          i2's 425 filing dated March 13, 2000).

99.2 Frequently Asked Questions (incorporated by reference to i2's 425 filing dated March 13, 2000).